QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.1

53rd at Third 885 Third Avenue New York, New York 10022-4834 Tel: (212) 906-1200 Fax: (212) 751-4864 www.lw.com
FIRM / AFFILIATE OFFICES
	Brussels	New York
	Chicago	Northern Virginia
	Frankfurt	Orange County
	Hamburg	Paris
	Hong Kong	San Diego
	London	San Francisco
October 5, 2006	Los Angeles	Shanghai
	Milan	Silicon Valley
PQ Corporation	Moscow	Singapore
1200 West Swedesford Road	Munich	Tokyo
Berwyn, Pennsylvania 19312	New Jersey	Washington, D.C.
File No.: 039535-0007
  Re:
  Registration Statement on Form S-1 Relating to $275,000,000 in Aggregate Principal Amount of 7 1/2% Senior Subordinated Notes due 2013

Ladies and Gentlemen:

        In connection with the registration by PQ Corporation, a Pennsylvania corporation (the "Company"), of the Company's outstanding $275,000,000 in aggregate principal amount of 7 1/2% Senior Subordinated Notes due 2013 (the "Notes") and the guarantees of the Notes (the "Guarantees" and, together with the Notes, the "Securities") by each of the entities listed on Schedule I hereto (the "Delaware Guarantors"), the entity listed on Schedule II hereto (the "New York Guarantor") and each of the entities listed on Schedule III hereto (the "Pennsylvania Guarantors" and, together with the Delaware Guarantors and the New York Guarantor, the "Subsidiary Guarantors") issued under the Indenture dated as of February 11, 2005 (the "Indenture"), among the Company, the Subsidiary Guarantors and Wells Fargo Bank, National Association, as trustee (the "Trustee"), pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended (the "Act"), filed with the Securities and Exchange Commission (the "Commission") on October 5, 2006 (File No. 333-            ) (as amended, the "Registration Statement"), you have requested our opinion with respect to the matters set forth below. The Registration Statement relates to offers and sales, from time to time, of an indeterminate amount of the Securities by that certain holder of the Securities named in the Registration Statement who is or may be an affiliate of the Company and the Subsidiary Guarantors (the "Selling Noteholder") in connection with market-making transactions in the manner described in the prospectus that forms part of the Registration Statement (the "Prospectus"). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as to the enforceability of the Notes and the Guarantees.

        As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. We have examined, among other things, the following: (a) the Indenture, (b) the form of Note and (c) the organizational documents and by-laws of each of the Delaware Guarantors and the New York Guarantor, and certain resolutions of the board of directors or equivalent body of such Subsidiary Guarantors. With your consent, we have relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

        We are opining herein as to the internal laws of the State of New York and the general corporation law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. Various issues concerning the laws of the Commonwealth of Pennsylvania are addressed in the opinion of Babst, Calland, Clements and Zomnir, P.C., which has been separately provided to you. We express no opinion with respect to those matters herein and, to the extent elements of that opinion are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

        Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

        1.     The Notes to be sold by the Selling Noteholder in the manner described in the Prospectus under the caption "Plan of Distribution", assuming the due execution and delivery of such Notes by authorized officers of the Company and authentication of such Notes by the Trustee in accordance with the terms of the Indenture against payment therefor, constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

        2.     The Indenture, including the Guarantees contained therein, has been duly authorized by all necessary corporate action of each of the Delaware Guarantors and the New York Guarantor, respectively, has been duly executed and delivered by each of the Delaware Guarantors and the New York Guarantor, respectively, and constitutes the legally valid and binding obligation of each of the Subsidiary Guarantors, enforceable against each of them in accordance with its terms.

        Our opinions are subect to: (a) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (b) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (c) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability, including for violations of securities laws, where such indemnification or contribution is contrary to public policy; and (d) we express no opinion with respect to (i) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief; (ii) any provision for the payment of attorneys' fees where such payment is contrary to law or public policy; (iii) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; and (iv) the severability, if invalid, of provisions to the foregoing effect.

        We express no opinion as to federal or state securities laws, tax laws, antitrust or trade regulation laws, insolvency or fraudulent transfer laws, antifraud laws and compliance with fiduciary duty requirements (without limiting other laws excluded by customary practice).

        With your consent, we have assumed (a) that the Indenture, the Notes and the Guarantees have been duly authorized, executed and delivered by the Company, the Pennsylvania Guarantors and the Trustee, and the Indenture constitutes a legally valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, and (b) that the status of the Indenture, the Notes and the Guarantees as legally valid and binding obligations of the respective parties thereto is not affected by any (i) breaches of, or defaults under, agreements or instruments, not filed as exhibits to the

2

Registration Statement (ii) violations of statutes, rules, regulations or court or governmental orders, by the parties to the Indenture or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

        This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the prospectus contained therein under the heading "Legal Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
Latham & Watkins LLP

3

Schedule I

Delpen Corporation

PQ Asia Inc.

PQ Export Company

PQ Holding, Inc.

Schedule II

Potters Industries Inc.

Schedule III

Commercial Research Associates, Inc.
Philadelphia Quartz Company
PQ International, Inc.
PQ Systems Incorporated

QuickLinks

Schedule I
Schedule II
Schedule III